UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CYBEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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CYBEX INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2007

The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the “Company”), will be held at the Company’s executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Wednesday, May 9, 2007 at 2:00 P.M., local time, for the following purposes:

1.	To elect four directors.

2.	To approve an amendment to the Company’s 2005 Omnibus Incentive Plan, to provide a one-time stock award to newly-elected directors and to permit stock option vesting upon death.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

By Order of the Board of Directors

Joan Carter

Secretary

Medway, Massachusetts

April 10, 2007

CYBEX INTERNATIONAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 9, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex International, Inc. (“Cybex” or the “Company”) to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 9, 2007 and at any adjournments of the meeting (the “Annual Meeting”). Shareholders of record at the close of business on March 26, 2007 will be entitled to notice of, and to vote at, such meeting.

The mailing address of the Company’s principal executive offices is 10 Trotter Drive, Medway, Massachusetts 02053. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Company was April 10, 2007.

The Annual Report of the Company for the year ended December 31, 2006, including audited consolidated financial statements, accompanies this Proxy Statement.

VOTING RIGHTS

As of the close of business on the record date, the Company had outstanding 17,245,902 common shares, par value $.10 per share (“Common Shares”). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Company in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and any other matters which may come before the meeting. If such a majority is represented at the meeting, then the nominees for director who receive the highest number of votes cast will be elected. The affirmative vote of at least a majority of the votes cast is required for approval of the amendment to the 2005 Omnibus Incentive Plan and for the approval of any other matter coming before the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors currently consists of eight directors divided into three classes. Three persons are to be elected to the Board of Directors at the Annual Meeting to serve until the 2010 Annual Meeting and one person is to be elected to serve until the 2008 Annual Meeting. Management’s nominees for election as directors are James H. Carll, Arthur W. Hicks, Jr., and Harvey Morgan (to serve until 2010) and John McCarthy (to serve until 2008). The Company’s remaining four directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the four nominees named above, unless instructions to the contrary are given therein. Proxies may not be voted for a greater number of persons than the number of nominees named below.

The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Board of Directors of the Company may select.

Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

The following table lists the name, age, principal occupation and certain business experience of each of the four nominees and the four continuing directors of the Company whose terms of office will continue after the Annual Meeting, the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Company.

With the exception of Mr. Aglialoro and Ms. Carter, who are married, there are no family relationships between the directors and executive officers of the Company.

Name	Age at March 31, 2007	Principal Occupation and Certain Business Experience	Year Term Will Expire	Year First Became Director
Nominees for Director

James H. Carll	58	Chairman, Archer & Greiner, A Professional Corporation, a law firm in which he has been a stockholder since 1983. Archer & Greiner acts as general counsel for the Company.	2010	1997

Arthur W. Hicks, Jr.	48	Chief Operating Officer of the Company since 2006 and its Chief Financial Officer since 2002. Prior to 2006, he was employed by UM Holdings Ltd., Chief Financial Officer since 1988. He served as a Director of Trotter Inc. from 1994 to its merger with the Company in 1997. Mr. Hicks is also a certified public accountant.	2010	1997

John McCarthy	70	Retired. Executive Director, International Health, Racquet and Sportsclub Association (IHRSA) from 1981 to 2006	2008	2006

Harvey Morgan	65	Managing Director, Bentley Associates L.P., investment bankers, since 2004; a Principal of Shattuck Hammond Partners LLC from 2001 to 2004.	2010	2003

Continuing Directors

John Aglialoro	63	Chief Executive Officer of the Company since 2000. Chairman and Chief Executive Officer of UM Holdings Ltd., which he co-founded in 1973. He served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997.	2009	1997

Name	Age at March 31, 2007	Principal Occupation and Certain Business Experience	Year Term Will Expire	Year First Became Director
Joan Carter	63	President of UM Holdings Ltd., which she co-founded in 1973. She served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997. Director, Penn Mutual Life Insurance Company.	2008	1997

Jerry Lee	70	Retired. Partner of Ernst & Young, LLP from 1969 to 1995, including managing partner of the Philadelphia office from 1979 to 1989. He served as a Director of Trotter Inc. from 1996 to its merger with the Company in 1997.	2009	1997

Milton Leontiades, Ph.D.	74	Retired. Dean of the School of Business, Rutgers University-Camden, from 1991 to 2005, where he also served as professor from 1974 to 2006. Dr. Leontiades specialized in his academic career in strategic planning and business management.	2009	2005

CORPORATE GOVERNANCE

Director Independence

It is the policy of the Company that a majority of the Board of Directors consist of independent directors. The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards. The Company’s Director Independence Standards can be accessed electronically at the Company’s website, www.cybexinternational.com.

Based on these standards, the Board has determined that each of the following non-employee directors is independent: James H. Carll, Jerry Lee, Milton Leontiades, Ph. D., John McCarthy and Harvey Morgan. David Ferrari, who served on the Board until his death in August 2006, was also independent as defined by these standards.

In addition, based on such standards, the Board determined that John Aglialoro is not independent because he is the Chief Executive Officer of the Company; Arthur W. Hicks, Jr. is not independent because he is the Chief Operating Officer and Chief Financial Officer of the Company; and Joan Carter is not independent because she is married to John Aglialoro. Mr. Aglialoro and Ms. Carter, collectively with their affiliates, beneficially own approximately 34% the outstanding Common Shares.

Nominations for Directors

The Company’s Nominating Committee will consider nominees to the Board of Directors recommended by security holders. Any such recommendations should be made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations for 2008 Annual Meeting.” Stockholder nominees that comply with these procedures will receive the same consideration as nominees received from other sources.

Qualifications considered by the Nominating Committee in assessing director candidates include an understanding of business and financial affairs and the complexities of a business organization, a genuine interest in representing all of the shareholders and the interest of the Company overall, a willingness and ability to spend the necessary time required to function effectively as a director, an open-minded approach to matters and the resolve to independently analyze matters presented for consideration, and a reputation for honesty and integrity. In addition, it is the policy of the Board of Directors that a majority of the members of the Board be independent as defined by Securities and Exchange Commission rules, the NASDAQ listing standards and the Cybex Director Independence Standards.

Meetings of the Board of Directors

The Board of Directors of the Company held eight meetings during 2006. All directors attended more than 75% of the meetings of the Board and their respective Board committees.

Committees of the Board of Directors

The Board of Directors has standing Executive, Compensation, Nominating and Audit Committees. In addition, Dr. Leontiades and Messrs. Carll, Lee, McCarthy and Morgan form an Independent Directors Committee, which meets periodically in executive session.

Executive Committee The Executive Committee consists of Joan Carter, James H. Carll and John Aglialoro (Chair). The Executive Committee has, with certain exceptions, the authority of the Board of Directors. The Executive Committee did not meet during 2006 but did act by written consent.

Compensation Committee The Compensation Committee consists of James H. Carll, Milton Leontiades, Ph.D and Harvey Morgan (Chair). Each member of the Committee is independent as defined in the NASDAQ listing standards and the Company’s Director Independence Standards. The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The Committee also administers the Company’s stock option plans, awarding stock options to key employees and nonemployee directors of the Company and determining the terms and conditions on which the options are granted. The Compensation Committee functions pursuant to a written charter adopted and approved by the Board of Directors, which can be accessed electronically at the Company’s website, www.cybexinternational.com. The Committee held three meetings during 2006.

Nominating Committee The Nominating Committee consists of Milton Leontiades, Ph.D., John McCarthy and James Carll (Chair). Each member of the Committee is independent as defined in the NASDAQ listing standards and the Company’s Director Independence Standards. The Nominating Committee functions pursuant to a written charter adopted and approved by the Board of Directors, which can be accessed electronically at the Company’s website, www.cybexinternational.com. The Committee held three meetings during 2006.

The Nominating Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board director candidates for election at the annual meeting of shareholders, recommends to the Board the individual or individuals to be elected Chairman of the Board and Chief Executive Officer, considers the Chief Executive Officer’s recommendations for election as officers of the Company and recommends such to the Board, and recommends the assignment and rotation of members of the Committees of the Board.

Audit Committee The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, consists of John McCarthy, Harvey Morgan and Jerry Lee (Chair). The Committee has the responsibility and authority described in its charter, which can be accessed electronically at the Company’s website, www.cybexinternational.com. It is responsible for appointing the Company’s independent registered public accounting firm, approving the compensation paid to the independent registered public accounting firm and approving the services performed by the independent registered public accounting firm. The Audit Committee works closely with management and the independent registered public accounting firm and discusses and consults with management, the independent registered public accounting firm and the full Board with respect to the Company’s financial statements, accounting principles and reporting practices and its system of internal accounting controls. The Committee held seven meetings in 2006.

The Board of Directors has determined that the Audit Committee has at least one member (Mr. Lee) who is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All members of the Audit Committee are independent, as defined by the NASDAQ listing standards and the Company’s Director Independence Standards.

Communications with the Board

Individuals may communicate with the Board by mailing the communication to Cybex International, Inc., Shareholder Communications, 10 Trotter Drive, Medway, MA 02053, to the attention of the Corporate Secretary. Communications that are intended specifically for non-management directors should be sent to the same address, to the attention of the Chair of the Audit Committee.

Director Attendance at Annual Meetings

It is the policy of the Company that all directors attend the Company’s Annual Meetings, absent illness or other unusual circumstances. All members of the Board attended the 2006 Annual Meeting.

Code of Ethics

Cybex has adopted, in addition to a Code of Corporate Conduct applicable to all of its officers and employees, a Code of Ethics specifically pertaining to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and other senior officers performing similar financial management functions. The Code of Corporate Conduct and the Code of Ethics can be accessed electronically at the Company’s website, www.cybexinternational.com. Cybex intends to utilize its website for any required disclosures with respect to amendments to or waivers of any provision of the Code of Ethics.

Approval of Related Person Transactions

The Board’s Policy with Respect to Approval of Related Person Transactions provides that all related person transactions must be approved by the Audit Committee or, at the request of the Audit Committee, the Independent Directors Committee. This policy is in addition to, and not in limitation of, the authority of the Audit Committee pursuant to the Code of Corporate Conduct and the Code of Ethics.

For purposes of this Policy, a related person transaction means a financial transaction, arrangement or relationship required to be disclosed in a proxy statement in which Cybex is a participant and in which a related person has a direct or indirect interest. A “related person” includes all directors, nominees for directors and executive officers of the Company and their respect immediate family members, as well as any holder of more than 5% of Common Shares or an immediate family member of such holder.

The Audit Committee considers such factors it deems appropriate in determining whether to approve the related person transaction, including whether the terms are fair to the Company, whether the transaction is material to the Company, the role the related person has played in arranging the transaction, the structure of the transaction, and the interest of all related persons in the transaction.

Pursuant to the Policy, a director or executive officer contemplating or becoming aware of a related person transaction is required to notify the Chair of the Audit Committee and, as a general matter, related person transactions are to be approved in advance.

The Policy with Respect to Approval of Related Person Transactions can be accessed electronically at the Company’s website, www.cybexinternational.com.

Certain Relationships and Related Transactions

John Aglialoro, the Company’s Chairman and Chief Executive Officer, Joan Carter, Director, and UM Holdings Ltd. (“UM”) collectively beneficially own approximately 34% of the Company’s Common Shares.

Mr. Aglialoro and Ms. Carter are executive officers, directors and the principal stockholders of UM. Arthur W. Hicks, Jr., the Company’s Chief Operating Officer and Chief Financial Officer, was employed by UM prior to 2006 and continues to act as its chief financial officer. UM provides to the Company office space and office support services for which Cybex reimbursed UM at the rate of $78,000 in 2006. These arrangements have been considered by the Independent Directors Committee and found to be fair and in the interest of the Company. UM also provides tax services to Cybex on a without charge basis.

Mr. Aglialoro has served as the Chief Executive Officer of the Company since 2000. Mr. Aglialoro’s compensation is reviewed and considered by the Independent Directors Committee of the Board, without the participation of Mr. Aglialoro, Ms. Carter or Mr. Hicks.

James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Company. Archer & Greiner received fees of $451,000 during 2006. Archer & Greiner also acts as counsel to UM and Mr. Carll serves on its Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors consists entirely of independent directors. Its primary function is to review and approve or make recommendations to the Board of Directors concerning our executive compensation and benefit policies, including for the Named Executive Officers. Throughout this proxy statement, the Chief Executive Officer, the Chief Financial Officer and the other executive officers included in the Summary Compensation Table found below are referred to as the Named Executive Officers.

Compensation Philosophy and Objectives. The Committee believes that the most effective compensation program is one that provides executives with competitive base salaries and incentives to achieve both our current and long-term strategic business goals. Compensation should reward results, not effort, and be tied to shareholder value.

Our executive compensation programs are designed to:

1.	Align the interests of executive officers with the long-term interests of shareholders.

2.	Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

3.	Support an environment that rewards executive officers based upon corporate results.

4.	Attract and retain executive officers best qualified to promote our long-term success.

The Compensation Decision-Making Process. The Compensation Committee is authorized to make all decisions pertaining to our executive compensation. The Committee is also authorized to ask the Independent Directors Committee to consider or approve specific matters. For example, compensation decisions pertaining to the Chief Executive Officer are considered and approved by the Independent Directors Committee.

Salary increases and general compensation policies for officers are recommended to the Compensation Committee by the Chief Executive Officer. Our staff, most particularly the Director of Human Resources, provides support to the Committee. In addition, Joan Carter, director, acts as a liaison between management and the Compensation Committee. While the Committee believes these individuals are valuable resources, the Compensation Committee meets solely in executive session, with no other individuals present, when deliberating upon and approving executive compensation issues. While the Committee is authorized to utilize a compensation consultant of its choosing, it has not retained a consultant in recent years.

The Compensation Committee in 2006 utilized “tally sheets” when considering the compensation for executive officers for the next year. These tally sheets are designed to set forth in one place the total compensation of each officer for the current year (including salary, projected incentive compensation, options and any other form of compensation). The Committee also reviews other relevant information, including the outstanding options held by each executive officer, potential sums payable upon termination of employment, and the progress of the executive officer in meeting the Company’s stock ownership requirements. The Committee believes that utilizing tools such as tally sheets is helpful in providing a clear picture of the total compensation package which is available to the executive officers.

In making executive officer compensation decisions for the next year, the Committee reviews comparative compensation data for manufacturing companies of comparable size to the Company in relevant geographic locations. The Committee also considers each officer’s performance during the year as well as overall Company performance.

2006 Executive Compensation Components. The basic components of executive officer compensation for 2006 consisted of base salary, the potential for performance-based compensation having both annual and longer term incentives, and long-term incentives in the form of stock options. The components of executive compensation are generally the same for all Named Executive Officers.

The executive officers also participate in employee benefit plans available generally to our employees. Our employees, including the Named Executive Officers, can participate in our 401(K) plan, but we do not offer a defined benefit pension plan or non-qualified deferred compensation. While we provide an automobile for Mr. Aglialoro’s use, the Company does not provide the Named Executive Officers with significant perquisites or other personal benefits.

Base Salary: Base salary is designed to be competitive and to attract and retain talented employees over time. In determining executive compensation levels, the Committee reviewed compensation levels at manufacturing companies of comparable size to the Company. The base salary of each executive officer is determined at levels considered appropriate for comparable positions at these peer companies. The Committee’s policy is to target base salary at the peer median, ranging to the 75th percentile to reflect special circumstances. In 2006, executive officer base salaries were as a general matter at the peer median, and in any event not above the 75th percentile.

Performance-Based Incentive Compensation. To reinforce the attainment of our goals, the Committee believes that a significant portion of the compensation of the Named Executive Officers should be in form of variable incentive pay. To implement this philosophy, the Committee adopted the 2006 management incentive compensation bonus program. Under this performance-based bonus program, our executive officers could earn bonuses based upon our 2006 performance measured by targeted levels of operating income. These bonuses are designed to provide both an annual incentive and a longer term incentive, by being payable one-half in cash and one-half in restricted stock. Any shares of restricted stock earned under this program cannot be sold or disposed of until the first anniversary of the date the bonus has been determined to be earned, and are forfeited if the executive ceases employment with the Company prior to such date.

Under the 2006 management incentive compensation bonus program, the Named Executive Officers could potentially earn bonuses of 15% of base salary if the threshold target level of operating income were met, 30% if the mid level were met and 60% if the maximum level were met. After the end of the fiscal year, the Board determined that based upon actual 2006 performance, the threshold target level of performance had been met and the Named Executive Officers received bonuses equal to 15% of base salary.

The Board at the recommendation of the Committee has adopted the 2007 management incentive compensation bonus program which will again permit executive officers to earn bonuses, payable one-half in cash and one-half in restricted stock, based upon our 2007 performance measured by targeted levels of operating income. It is the Committee’s goal to increase the percentage of an executive’s compensation that is variable and performance-based. Accordingly, the 2007 program provides higher potential bonuses at the threshold and mid-levels than in 2006. For 2007, our executive officers can earn bonuses of 20% of base salary if the threshold target level of operating income is met, 40% if the mid level is met and 60% if the maximum level is met.

The Committee has adopted similar incentive programs for employees at the vice president and director levels. These programs provide for lower percentage bonuses that are payable entirely in cash.

Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of our stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of our shareholders. The Committee also recognizes the dilutive effect that option grants can have on shareholder value. The Committee seeks to balance the need to provide management motivation with the shareholder cost of doing so. The goal is to use options as both a reward and a motivator.

Option grants are issued at a per share exercise price equal to the closing market price of the underlying Common Shares on NASDAQ on the date of grant. While option grants are reviewed at least annually, the

Committee has adopted a policy that, as a general matter, options are to be issued to officers upon hire and promotion. In the normal course, the Committee will consider and approve option grants at its next regularly scheduled meeting after such event. The option is then granted on the same day as Committee approval. During 2006, three officers were promoted and received option grants of 10,000 shares each. For further information with respect to options to the Named Executive Officers, see the tables under the headings “Summary Compensation Table”, “Grants of Plan Based Awards”, “Outstanding Equity Awards” and “Option Exercises and Stock Vested in 2006.”

Chief Executive Officer Compensation. The Independent Directors Committee of the Board, at the recommendation of the Compensation Committee, approved a base salary for Mr. Aglialoro of $425,000 per annum for 2006 and $485,000 for 2007. Mr. Aglialoro also participates in the management incentive compensation bonus program described above. In determining Mr. Aglialoro’s compensation, the Board considers the compensation of chief executive officers at peer companies and the importance of Mr. Aglialoro’s services to the Company.

While Mr. Aglialoro has never been granted long-term incentive in the form of stock options, he is a significant shareholder in the Company (see “Security Ownership of Certain Beneficial Owners and Management”). The Board believes that Mr. Aglialoro’s stock ownership provides a significant incentive and aligns his interests directly with our shareholders. To the extent his performance as CEO translates into an increased value of our stock, all shareholders, including Mr. Aglialoro, will share the benefits.

Severance Policies. The severance and change of control policies of the Company are designed to facilitate our ability to attract and retain talented employees in a market where such mechanisms are commonly used. In the event we terminate an executive officer’s employment other than “for cause,” we are obligated to continue normal salary payments for a stated period, normally between 6 months to 24 months. Such severance in most cases is reduced by any salary earned by the executive in alternate employment during the severance period. Mr. Giannelli’s employment agreement provides for extended severance in return for Mr. Giannelli’s agreement to forego potentially significant royalties.

Executive officers do not automatically receive any benefit upon a change of control, except that in such an event all outstanding options and restricted stock automatically vest. If the executive is not offered a position with comparable compensation after a change of control, the executive generally has the right to resign and receive the severance that would otherwise be payable upon a non-cause termination.

For further information on potential payments upon termination of employment, see “Employment Agreement; Potential Payments upon Termination of Employment.”

Ownership Guidelines. The Compensation Committee believes that it is important to link a portion of an executive’s current and potential future net worth to our success, as reflected in our stock price. Stock ownership gives the executive a stake parallel to that of our other owners and promotes long-term management for the benefit of those owners. Consistent with this philosophy, the Compensation Committee during 2005 reinstituted the Stock Ownership Requirements Policy (the “Ownership Policy”) for our Named Executive Officers. The requirements of the Ownership Policy phase-in over a period of time. By December 31, 2009, the Chief Executive Officer will be required to own stock having a value equal to 200% of base salary, while the other executive officers will be required to own stock having a value equal to 100% of base salary. The value of shares owned by an officer (including shares of restricted stock, whether vested or unvested) will be included in determining an officer’s stock ownership for purposes of the Ownership Policy, but the value of any shares subject to unexercised stock options will not be counted. Executive officers covered by the Ownership Policy who do not make a bona fide effort to comply with the Ownership Policy may have future grants of stock options and restricted stock reduced or eliminated.

Tax and Accounting Considerations. As part of its role, the Committee reviews and considers the accounting and tax impact of executive compensation, including as follows:

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2006 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Accounting for Stock-Based Compensation. Beginning January 1, 2006, we began accounting for stock-based payments, including stock options granted to executive officers, in accordance with the requirements of Statement of Financial Accounting Standards No. 123R.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees management incentive programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis found above, and have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

Harvey Morgan, Chair

James H. Carll

Milton Leontiades, Ph.D

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of James H. Carll, Milton Leontiades, Ph.D. and Harvey Morgan (Chair). James H. Carll is a stockholder of Archer & Greiner which acts as general counsel to the Company. See “Certain Relationships and Related Transactions.”

During the beginning of 2006, the Company was a “controlled corporation” under applicable listing standards and accordingly was permitted to include non-independent directors on the Compensation Committee. During this period, Joan Carter served on the Compensation Committee as its Chair. Ms. Carter is a Director, President and principal stockholder of UM, which is a major stockholder of the Company, and is married to John Aglialoro, the Company’s Chief Executive Officer. During the period Ms. Carter served on the Compensation Committee, all compensation issues pertaining to Mr. Aglialoro were determined by the Board’s Independent Directors Committee, acting without the participation of the non-independent directors. See “Certain Relationships and Related Transactions.”

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($)(4) (i)	Total ($)(5) (j)
John Aglialoro	2006	$425,327	—	$31,875	—	$31,875	—	$24,293	$513,370
Chairman and Chief Executive Officer

Arthur W. Hicks, Jr.	2006	260,865	—	19,875	$7,438	19,875	—	4,718	312,771
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Ray Giannelli	2006	298,558	—	22,500	85,000	22,500	—	304,805	773,363
Senior Vice President—Research & Development

Edward Kurzontkowski	2006	199,808	—	15,000	7,675	15,000	—	4,376	241,859
Senior Vice President—Manufacturing & Engineering

Ed Pryts	2006	164,904	—	—	6,358	24,750	—	3,834	193,488
Senior Vice President of Sales-North America

(1)	The amounts included in column (e) represent the compensation cost we recognized in 2006 related to stock awards potentially payable to each Named Executive Officer under our 2006 management incentive compensation bonus program, valued in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). Whether the award is earned and, if so, at what level is determined by company performance in the same year as the grant occurs. Accordingly, the actual amount earned is known and recorded in the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2006 (“2006 Annual Report”). For a discussion of valuation assumptions made in determining SFAS 123R values, see Note 2 to the consolidated financial statements included in the 2006 Annual Report. Shares of restricted stock earned under this program are not capable of sale or other disposition until the first anniversary after the date the award is determined to have been earned, and are forfeited if the executive ceases to be employed by us prior to such date. Accordingly, there can be no assurance that the amounts indicated will ever be realized. See the “Grants of Plan-Based Awards for 2006” for more information regarding the stock awards we granted in 2006.

(2)	The amounts included in column (f) represent the compensation cost we recognized in 2006 in accordance with SFAS 123R, for all stock options held by each Named Executive Officer. Option grants are issued at a per share exercise price equal to the market price of our underlying Common Shares on the date of grant. For a discussion of valuation assumptions made in determining SFAS 123R values, see Note 2 to our consolidated financial statements included in our 2006 Annual Report. There can be no assurance that the SFAS 123R amounts will ever be realized. See the “Grants of Plan Based Awards for 2006” and “Outstanding Equity Awards at December 31, 2006” for more information regarding option awards and outstanding options.

(3)	The amounts included in column (g) represent the cash bonuses earned by each Named Executive Officer under the 2006 management incentive compensation bonus program based on 2006 performance, which are payable in 2007. See the “Grants of Plan Based Awards for 2006” for more information regarding the possible cash awards under the 2006 management incentive compensation bonus program.

(4)	The aggregate value of perquisites and other personal benefits received by a Named Executive Officer during 2006 is not included if it does not exceed $10,000. The amounts shown in column (i) are attributable to the following:

•

Mr. Aglialoro: $4,400 for our matching contribution to our 401(k) Plan; $4,280 for group term life insurance; and $15,613 for use of a company car (which amount represents a percentage of the aggregate cost of the vehicle to the Company during the year, including lease payments, fuel, tolls, maintenance and insurance costs, based upon Mr. Aglialoro’s personal use of the vehicle).

•	Mr. Hicks: $4,297 for our matching contribution to our 401(k) Plan; and $421 for group term life insurance.

•

Mr. Giannelli: $4,440 for our matching contribution to our 401(k) Plan; $998 for group term life insurance; and $299,407 for royalties under a royalty incentive program in which Mr. Giannelli no longer participates.

•	Mr. Kurzontkowski: $3,996 for our matching contribution to our 401(k) Plan; and $380 for group term life insurance.

•	Mr. Pryts: $3,298 for our matching contribution to our 401(k) Plan; and $536 for group term life insurance.

(5)	The amount shown in column (j) for each Named Executive Officer represents the sum of all columns of the Summary Compensation Table.

Grants Of Plan-Based Awards For 2006

The following table provides information on stock options and incentive plan awards granted in 2006 to each of our Named Executive Officers.

Name (a)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All other Stock Awards: Number of Shares of Stock (#) (i)	All other Option Awards: Number of Securities Underlying Options (#)(2) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John Aglialoro	2/22/06	$31,875	$63,750	$127,500	5,149	10,299	20,598	—	—	—	$31,875	(3)

Arthur W. Hicks, Jr.	2/22/06	19,875	39,750	79,500	3,211	6,422	12,843	—	—	—	19,875	(3)

Ray Giannelli	2/22/06	22,500	45,000	90,000	3,635	7,270	14,540	—	—	—	22,500	(3)

Edward Kurzontkowski	2/22/06	15,000	30,000	60,000	2,423	4,847	9,693	—	—	—	15,000	(3)

Ed Pryts	2/22/06	24,750	49,500	99,000	—	—	—	—	—	—	—
	11/1/06	—	—	—	—	—	—	—	10,000	$7.37	55,141	(4)

(1)	The amounts shown in columns (c) through (h) reflect the possible payouts of awards granted pursuant to our 2006 management incentive compensation bonus program. Under this program, officers could earn bonuses based upon 2006 operating income targets established by our Compensation Committee. The amount shown in the “threshold,” “target” and “maximum” columns represents the amounts payable, respectively, if we met the three specified operating income targets under this program

For officers who were Named Executive Officers at the time of grant, any bonus earned would be payable one-half in cash and one-half in restricted stock. The number of shares to be issued to a Named Executive Officer is determined by dividing one-half of the total bonus which is earned by the monthly average price per share of our stock during the year. Since Mr. Pryts was not a Named Executive Officer at the time of grant, any bonus earned by him would be payable entirely in cash.

After the end of the year, it was determined that these bonuses were earned at the “threshold” level. See the “Compensation Discussion and Analysis” section for more information regarding the management incentive compensation bonus program awards and performance measures.

(2)	The amounts included in column (j) represent the number of shares of Common Stock underlying options we granted to Named Executive Officers in 2006 under our 2005 Omnibus Incentive Plan.

(3)	Whether the equity incentive award is earned and, if so, at what level is determined by company performance in the same year as the grant occurs. Accordingly, the actual amount earned is known and is recorded in our consolidated financial statements included in our 2006 Annual Report. The amounts indicated in column (l) for equity incentive awards reflect the actual amount so recorded in our financial statements. Shares of restricted stock earned under this program are not capable of sale or other disposition until the first anniversary after the date the award is determined to have been earned, and are forfeited if the executive ceases to be employed by us prior to such date. There can be no assurance that the shares of restricted stock will ever vest (in which case no value will be realized by the executive), or if vesting occurs that the value on sale will equal the amount indicated in this column.

(4)	The amount set forth in column (l) for options represents the full grant date fair value of the option award computed in accordance with SFAS 123R. For a discussion of valuation assumptions made in determining SFAS 123R values, see Note 2 to our consolidated financial statements included in our 2006 Annual Report. There can be no assurance that the options will ever vest or be exercised (in which case no value will be realized by the executive) or if exercised that the value on sale of the underlying stock will equal the SFAS 123R value.

Outstanding Equity Awards At December 31, 2006

The following table sets forth information as of December 31, 2006 regarding outstanding equity-based awards to the Named Executive Officers.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
John Aglialoro	—		—	—	—	—	—	—	5,149	$30,894

Arthur W. Hicks, Jr.	10,000		—	—	1.91	2/26/12	—	—	—	—
	18,750		6,250	—	1.30	4/30/13	—	—	—	—
	20,000		20,000	—	1.22	1/5/14	—	—	—	—
	—		—	—	—	—	—	—	3,211	19,266

Ray Giannelli	100,000	(4)	—	—	3.43	9/30/09	—	—	—	—
	—		—	—	—	—	—	—	3,635	21,810

Edward Kurzontkowski	1,000		—	—	4.31	12/10/08	—	—	—	—
	4,000		—	—	4.06	9/14/09	—	—	—	—
	1,500		—	—	3.00	2/24/10	—	—	—	—
	10,000		—	—	1.75	12/26/11	—	—	—	—
	15,000		—	—	1.51	12/11/12	—	—	—	—
	21,750		21,750	—	1.22	1/5/14	—	—	—	—
	—		—	—	—	—	—	—	2,423	14,538

Ed Pryts	5,000		—	—	1.75	12/26/11	—	—	—	—
	5,000		—	—	1.51	12/11/12	—	—	—	—
	15,000		15,000	—	1.22	1/5/14	—	—	—	—
	—		10,000	—	7.37	11/1/16	—	—	—	—

(1)	With the exception of Ray Giannelli, options granted generally vest and become exercisable in four equal annual installments and expire on the date shown in column (f) (which is the tenth anniversary of their grant). Mr. Giannelli’s options vested immediately upon grant, and expire on the date shown in column (f) (which is the fifth anniversary of their grant).

(2)	The amounts listed in column (i) represent equity awards under the 2006 management incentive compensation bonus program. Since the performance criteria was based upon 2006 financial performance, whether the criteria was met and at what level was not determinable until after December 31, 2006. Accordingly, these shares are listed as unearned. After the end of the year it was determined that the performance criteria was met. These shares will not vest until the first anniversary after the date the award is determined to be earned, and will be forfeited if the executive ceases to be employed by us prior to such date.

These awards were made in 2006 and are also reported in the “Summary Compensation Table” and in the “Grants of Plan—Based Awards for 2006.”

(3)	The market price of the shares is based on the closing price of the Company’s Common Shares as of December 31, 2006 ($6.00), as reported on the NASDAQ.

(4)	Under Mr. Giannelli’s employment agreement, he will receive a cash bonus of $221,000 upon exercise of these options.

Option Exercises And Stock Vested In 2006

As indicated in the below table, the Named Executive Officers did not exercise any stock options during 2006 and no stock awards held by them vested during the year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
John Aglialoro	—	—	—	—

Arthur W. Hicks, Jr.	—	—	—	—

Ray Giannelli	—	—	—	—

Edward Kurzontkowski	—	—	—	—

Ed Pryts	—	—	—	—

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	695,000	$2.09	1,011,942	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	695,000	$2.09	1,011,942

(1)	Includes 970,000 shares available for issuance under the Company’s 2005 Omnibus Incentive Plan and 41,942 shares available for issuance under the Company’s 2002 Stock Retainer Plan for Nonemployee Directors. See Note 8 to the consolidated financial statements included in our 2006 Annual Report for a description of these plans.

Employment Agreements; Potential Payments upon Termination of Employment

We have entered into employment agreements with each of our executive officers. Under these agreements, the employment may be terminated with or without cause at any time. In the event that we terminate the officer’s employment other than “for cause”, we are obligated to continue normal salary payments for a stated period. Such severance in most cases is reduced by any salary earned by the executive in alternate employment during the severance period. This severance is in lieu of any other obligation to the executive except the executive is paid salary earned to the date of termination and has the same rights under benefit plans that are generally applicable to all employees. Upon death or disability, an executive is generally entitled to no additional benefits other than as provided to all employees under our benefit plans, including our disability and life insurance plans. In addition, any restricted stock held by an officer vests upon his or her death or permanent disability and, if the proposed amendment to the 2005 Omnibus Incentive Plan is approved by the shareholders at the Annual Meeting, outstanding stock options will fully vest upon death. For information pertaining to stock options and restricted stock held by the Named Executive Officers at year-end, see “Outstanding Equity Awards at December 31, 2006.”

An executive does not automatically receive any payments or other benefits upon a change of control, except that any outstanding options and restricted stock automatically vest in full in such event. The employment agreements generally provide that if the executive is not offered a position with comparable compensation upon a change of control, he or she may resign and receive the severance which would have been payable upon a non-cause termination. Mr. Aglialoro’s employment agreement does not, however, grant him such right.

Pursuant to each employment agreement, the executive officer agrees not to compete with us or solicit our customers during his employment and for periods following employment varying from six months to two years.

During 2006 we entered into an amended employment agreement with Mr. Giannelli. A prior employment arrangement entitled Mr. Giannelli to significant royalty payments with respect products he designed or help to design. Pursuant to the amended agreement, Mr. Giannelli waived and released any right to these royalties. In return, we agreed among other things to provide extended severance to him as described below. We also agreed to continue his salary in the event of his death. Pursuant to this provision, if Mr. Giannelli had died on December 31, 2006, we would have been required to pay $2,100,000 over the period from the date of death to December 31, 2013. We are obtaining an insurance policy on Mr. Giannelli’s life to defray the potential cost of this benefit.

The following table sets forth certain information with respect to the severance potentially payable to, and post-employment non-compete and non-disclosure periods applicable to, the Named Executive Officers. The amounts shown assume that the employment of the officer terminated effective as of December 31, 2006 and are estimates of amounts which would have been payable to the executive upon termination. The actual amounts to be paid can only be determined at the time of the executive officer’s separation from us.

Name	2006 Salary	Resignation/ Termination With Cause	Termination Without Cause (1)	Change of Control (2)	Severance Period		Non-Compete/ Non-Disclosure Period
John Aglialoro	$425,000	$0	$850,000	$0	24 months		24 months

Arthur W. Hicks, Jr.	$265,000	$0	$265,000	$265,000	12 months		12 months

Ray Giannelli	$300,000	$0	$1,200,000	$2,100,000	To 12/31/10	(3)	12 months

Edward Kurzontkowski	$200,000	$0	$100,000	$100,000	6 months		12 months

Ed Pryts	$165,000	$0	$82,500	$82,500	6 months		12 months

(1)	Severance (except in the case of Mr. Giannelli) is reduced by any salary earned by the executive in alternate employment during the severance period.

(2)	No payments are automatically payable upon a change of control. However, if the executive is not offered upon a change of control a position with comparable compensation, he may resign and receive the indicated severance. Except in the case of Mr. Giannelli, severance is reduced by salary earned in alternate employment.

(3)	If Mr. Giannelli’s severance is payable in connection with a change of control, the severance period is to December 31, 2013.

Compensation of Directors

Our compensation program for nonemployee directors during 2006 provided that each nonemployee director receive an annual retainer of $18,000, one-half of which was paid in shares of Company Common Stock (using the monthly average price per share for the year) pursuant to our 2002 Stock Retainer Plan for Nonemployee Directors (the “Retainer Plan”). The annual retainer has been increased to $30,000 for 2007. Committee chairmen receive an annual cash retainer of $3,200, except the chairman of the Audit Committee whose annual retainer is $6,400. Directors also receive $1,000 per day for each Board meeting attended, $500 per telephone meeting and $500 for each Committee meeting attended. During 2006, pursuant to the Retainer Plan, nonemployee directors serving the full year received 1,454 shares of Company Common Stock, representing the stock component of their annual retainer.

The following table summarizes the compensation paid to our nonemployee directors for 2006.

Director Compensation for 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Total $ (h)
James H. Carll	$21,700	$9,000	$30,700

Joan Carter	18,100	9,000	27,100

David Ferrari (2)	16,650	5,940	22,590

Jerry Lee	25,400	9,000	34,450

Milton Leontiades	18,000	9,000	27,000

John McCarthy (3)	3,500	1,504	5,004

Harvey Morgan	23,700	9,000	32,700

(1)	Amounts in column (c) represent the portion of the annual retainer for the year paid in stock. The number of shares issued (and the value indicated in column (c)), is based on the monthly average price per share for the year. This stock is issued to the director following the end of the year.

(2)	Mr. Ferrari died on August 29, 2006.

(3)	Mr. McCarthy was elected to the Board on November 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of Common Shares of the Company beneficially owned by each person known to us to own beneficially more than 5% of the Common Shares, by each director and nominee for director of the Company, by each of the Named Executive Officers identified herein under the caption “Summary Compensation Table”, and by all directors and executive officers of the Company as a group as of the record date, March 26, 2007. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
UM Holdings Ltd. 56 Haddon Avenue Haddonfield, New Jersey 08033	4,335,261	(1)	25.2%

John Aglialoro, Chairman and CEO(2)	5,836,715	(3)	33.9%

Joan Carter, Director(2)	5,836,715	(4)	33.9%

Brightleaf Capital LLC(5) 324 Blackwell Street, Suite 520 Durham, North Carolina 27701	1,049,886		6.1%

Pequot Capital Management, Inc.(6) 500 Nyala Farm Road Westport, Connecticut 06880	1,004,000		5.8%

Grace & White, Inc.(7) 515 Madison Avenue, Suite 1700 New York, New York 10022	851,700		5.0%

Arthur W. Hicks, Jr., Director, Senior Vice President, COO and CFO	76,232	(8)	*

Ray Giannelli, Senior Vice President	105,698	(8)	*

Edward Kurzontkowski, Senior Vice President	69,940	(8)	*

Ed Pryts, Vice President	32,500	(8)	*

James H. Carll, Director	38,608		*

Milton Leontiades, Director	3,652		*

Jerry Lee, Director	39,608		*

John McCarthy, Director	241		*

Harvey Morgan, Director	17,747		*

All directors, nominees and executive officers as a group (consisting of 12 persons)	6,254,441	(8)	35.7%

*	Less than 1%

(1)	Represent shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corporation.

(2)	Mr. Aglialoro and Ms. Carter’s address is the same as UM Holdings Ltd.
(3)	Includes (a) 4,335,261 shares beneficially owned by UM Holdings Ltd., of which Mr. Aglialoro is a principal stockholder, executive officer and director; and (b) 751,454 shares owned by his wife, Joan Carter, as to which beneficial ownership is disclaimed.

(4)	Includes (a) 4,335,261 shares beneficially owned by UM Holdings Ltd., of which Ms. Carter is a principal stockholder, executive officer and director; and (b) 750,000 shares owned by her husband, John Aglialoro, as to which beneficial ownership is disclaimed.

(5)	Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information.

(6)

Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information. Pequot Capital Management, Inc. is an investment advisor and as such has beneficial ownership through the investment discretion it exercises over its clients’ accounts.

(7)	Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information.

(8)	The amount next to individual’s name includes shares which the individual has the right to acquire within sixty days through the exercise of stock options, as follows: Mr. Giannelli, 100,000 shares; Mr. Hicks, 65,000 shares; Mr. Kurzontkowski, 64,125 shares; Mr. Pryts, 32,500 shares. The number of shares which all directors and executive officers as a group have the right to acquire within sixty days is 295,125 shares of Company Common Stock. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to shares prior to acquisition. Shares beneficially owned by all directors and executive officers as a group include 4,335,261 shares beneficially owned by UM Holdings, Ltd., of which Mr. Aglialoro and Ms. Carter are principal stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and any persons who own more than ten percent of the Company’s Common Shares to file reports of initial ownership of the Company’s Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2006 all Section 16(a) filing requirements were complied with.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee on Audited Consolidated Financial Statements

The Audit Committee of the Board of Directors functions pursuant to a written charter adopted and approved by the Board of Directors. The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records, and financial controls of the Company.

Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit

Committees); (c) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with KPMG LLP its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with management and KPMG LLP, to discuss the results of the audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference therein.

Members of the Audit Committee

Jerry Lee, Chair

John McCarthy

Harvey Morgan

Independent Registered Public Accountants

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. Representatives of KPMG LLP are expected to attend the 2007 Annual Meeting of Shareholders of the Company and will be afforded an opportunity to make a statement and to respond to appropriate questions.

Audit Fees

During the preceding two fiscal years, KPMG LLP provided services to the Company in the following categories and charged the amounts listed below:

	2006	2005
Audit Fees	$264,000	$256,000
Audit-Related Fees	—	—
Tax Fees	57,000	55,000
All Other Fees	—	—

The above tax fees predominantly relate to the preparation of corporate tax returns. The Audit Committee reviewed the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is the policy of the Audit Committee that all services provided by its independent registered public accounting firm are subject to prior Committee approval.

APPROVAL OF AMENDMENT TO 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

(Proposal No. 2)

The Board of Directors is proposing for shareholder approval an amendment to the Company’s 2005 Omnibus Incentive Plan (the “Incentive Plan”). The proposed amendment to the Incentive Plan would: (i) provide for automatic one-time grants of stock awards to newly-elected non-employee Directors; and (ii) cause unvested stock options and stock appreciation rights to become immediately exercisable upon the death of the holder (collectively, the “Plan Amendment”).

Description of the Plan Amendment

The full text of the Plan Amendment is set forth as Exhibit A to this Proxy Statement, and readers are urged to refer to it for a complete description of the Plan Amendment. The following summary is qualified by reference to the Plan Amendment.

The Plan Amendment provides that, upon election to the Board, newly-elected non-employee Directors will receive automatic grants of stock. In addition, non-employee Directors first elected to the Board after the Company’s 2006 Annual Meeting of Shareholders (but before the Plan Amendment is approved) will receive an automatic stock grant on the date that the Plan Amendment is approved.

Pursuant to the Plan Amendment, the number of shares to be issued to the Director would equal the annual retainer then payable to non-employee Directors divided by the Fair Market Value (as defined in the Incentive Plan) of the stock on the award date. The annual retainer for 2007 is $30,000. Stock awards will vest in three substantially equal installments beginning on the first anniversary date of the award, and will fully vest upon a Change in Control (as defined in the Incentive Plan) or the death or disability of the Director. The Director will forfeit any unvested portion of a stock award if such Director ceases to serve on the Board.

The Board of Directors believes that providing for automatic one-time grants of stock awards to newly-elected non-employee Directors facilitates the Company’s ability to attract and retain highly competent individuals to serve on the Board. Moreover, by automatically receiving stock awards, newly-elected Directors obtain an immediate ownership interest in the Company; the Board of Directors believes that such ownership helps align the interests of Directors to those of its shareholders.

The Plan Amendment would also accelerate the vesting of stock options and stock appreciation rights immediately upon the holder’s death, thereby making fully vested any unvested portion of the decedent holder’s stock options and stock appreciation rights. The Incentive Plan currently provides that unvested stock options and stock appreciation rights terminate upon the death of the holder.

The Board believes that the Plan Amendment serves to ensure that key employees who have been rewarded for their service do not lose the benefits of those rewards solely due to their death.

Types Of Benefits

The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; (4) performance awards; and (5) bonus stock purchase awards (collectively, “Benefits”). Benefits may be granted singly, in combination, or in tandem as determined by the Committee.

The Incentive Plan is intended to provide incentives which will attract and retain highly competent persons as Directors, officers and key employees of the Company and its subsidiaries, as well as consultants and others who provide services to the Company and its subsidiaries, by providing them opportunities to acquire shares of stock or to receive monetary payments, including payments based on the value of such shares, pursuant to the Benefits available under he Incentive Plan. Furthermore, the Incentive Plan is intended to assist in aligning the interests of the Company’s officers and key employees to those of its shareholders.

Shares Available

The Incentive Plan makes available for Benefits an aggregate amount of 1,000,000 Common Shares, subject to certain adjustments. Any shares of Common Stock subject to a stock option which for any reason is cancelled (excluding shares subject to a stock option cancelled upon the exercise of a related stock appreciation right) or terminated without having been exercised, or any stock awards or performance awards which are forfeited, may again be available for Benefits under the Incentive Plan.

At March 26, 2007, 970,000 shares remained available for future grant under the Incentive Plan. The Board of Directors believes that, at present, the number of shares remaining available for Benefits under the Incentive Plan is sufficient to continue to obtain the beneficial effects of the Incentive Plan over its remaining term.

Administration

The Incentive Plan provides for administration by a committee (the “Committee”) appointed by the Board of Directors from among its members (which may be the Compensation Committee), which shall be comprised of not less than two non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Incentive Plan and to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select officers, other key employees, and consultants of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

Eligibility For Participation

Officers and other key employees of the Company or any of its subsidiaries, and consultants and others who provide services to the Company and its subsidiaries, are eligible to participate in the Incentive Plan. The selection of participants from eligible persons is within the discretion of the Committee. If the Plan Amendment is approved, newly-elected non-employee Directors will automatically receive the one-time grant described above.

Other Terms of Benefits

The Incentive Plan provides that Benefits shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant’s immediate family or trusts or family partnerships for the benefit of such person.

Upon the grant of any Benefit, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted after February 16, 2015. The Board of Directors reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.

The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company. In addition, if there is a Change in Control (as defined in the Incentive Plan) of the Company, all then outstanding stock options and stock appreciation rights immediately become exercisable.

Certain Federal Income Tax Consequences

An employee who receives an incentive stock option (“ISO”) under the Incentive Plan does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a federal income tax deduction as a result of the exercise of an ISO (unless in the case of a disqualifying disposition) regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

All options that do not qualify as ISOs are taxed as non-qualified options. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon the exercise of a non-qualified option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to Section 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election (a “Section 83(b) election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-qualified option.

With respect to other Benefits under the Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture, employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the Incentive Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture, an individual, absent a Section 83(b) election, will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee.

New Plan Benefits

If the Plan Amendment is approved at the Annual Meeting, John McCarthy, who was elected to the Board of Directors in November 2006, will receive as a stock grant a number of shares of Common Stock equal to $30,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Common Stock on such date. The Company does not currently otherwise have plans for future award of Benefits.

Board Recommendation and Vote

The Plan Amendment to the Incentive Plan is being submitted for shareholder approval in accordance with the laws of the State of New York and to comply with rules of the Securities and Exchange Commission and the NASDAQ Stock Exchange. The affirmative vote of at least a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for approval of the Plan Amendment. For purposes of determining the number of votes cast with respect to the matter, only those votes cast “for” or “against” are included, and abstentions and broker non-votes are not counted.

The Board of Directors recommends a vote “For” the Plan Amendment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2008 ANNUAL MEETING

Any proposals by a shareholder intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 11, 2007 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Company’s Proxy Statement relating to such meeting.

The Company’s by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to the Corporate Secretary, Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2008 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 24, 2008.

SOLICITATION OF PROXIES

Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Company will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referencing you to those documents. The information that we incorporate by reference is considered to be part of this Proxy Statement.

We incorporate by reference into this Proxy Statement, under Item 13(b) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, a copy of which accompanies this Proxy Statement. In addition, our Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than the election of directors and the proposed amendment to the 2005 Omnibus Incentive Plan and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

By Order of the Board of Directors

Joan Carter

Secretary

Medway, Massachusetts

April 10, 2007

EXHIBIT A

CYBEX INTERNATIONAL, INC.

Amendment No. 1 to 2005 Omnibus Incentive Plan

The 2005 Omnibus Incentive Plan (the “Plan”) of Cybex International, Inc. (the “Company”) is hereby amended as follows:

I. Participants. Notwithstanding the second sentence of Section 3 of the Plan, the Plan is hereby amended to provide that Non-employee Directors of the Company may participate in the Plan as specifically provided in Section 8A of the Plan, as amended hereby.

II. Stock Awards to Newly Elected Non-Employee Directors. The Plan is hereby further amended by adding the following new Section 8A, immediately following Section 8 of the Plan:

8A Stock Awards Granted Automatically to Newly Elected Non-Employee Directors. (a) A one-time Stock Award, for the number of shares determined pursuant to subparagraph (b) below, will be automatically granted:

(i) Upon approval of this Amendment No. 1 by the Company’s Shareholders, to each Non-employee Director who shall have been first elected to the Board at any time subsequent to the 2006 Annual Meeting of Shareholders, such Stock Award to be effective on the date the Company’s Shareholders approve this Amendment No. 1; and

(ii) To each Non-employee Director who shall be first elected to the Board after approval of this Amendment No. 1 by the Company’s Shareholders, each such Stock Award to be effective upon the initial election of the Director (whether such election is by the Board or the Shareholders).

(b) Each Stock Award pursuant to this Section 8A shall be in an amount (rounded to the nearest whole number of shares) equal to (i) the annual retainer payable to Non-employee Directors at the effective date of the grant, divided by the Fair Market Value (as defined in this Plan) of the Common Stock on the date of the Stock Award.

(c) Each Stock Award pursuant to this Section 8A shall vest in three substantially equal annual installments, commencing with the first anniversary of the date of the Stock Award. The Stock Award will automatically vest in full upon a Change of Control or the death or disability (as determined by the Committee) of the Non-employee Director. The Non-employee Director shall forfeit any portion of the Stock Award which remains unvested upon the Director no longer serving on the Board.

III. Acceleration of Stock Options and Stock Appreciation Rights upon Death. The Plan is hereby further amended by adding the following new sentence at the end of Section 12 of the Plan:

Notwithstanding any other provisions of this Plan, any Stock Option or Stock Appreciation Right granted to a participant under this Plan shall become immediately exercisable upon the death of the participant.

IV. Effective Date. This Amendment No. 1 shall not be effective until its approval by the Shareholders of the Company at the 2007 Annual Meeting.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CYBEX INTERNATIONAL, INC.			For	With- hold	For All Except
	2007 ANNUAL MEETING OF SHAREHOLDERS PROXY FOR HOLDERS OF COMMON STOCK Proxy Solicited on Behalf of The Board of Directors		1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

James H. Carll Arthur W. Hicks, Jr.
The undersigned hereby appoints ARTHUR W. HICKS, JR. and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 9, 2007, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:				Harvey Morgan John McCarthy INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
			2.	Approval of Amendment of the 2005 Omnibus Incentive Plan.	☐	☐	☐

			3.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

	Please be sure to sign and date this Proxy in the box below.	Date

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above, FOR the Amendment of the 2005 Omnibus Incentive Plan, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

	Shareholder sign above	Co-holder (if any) sign above

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

é  Detach above card, sign, date and mail in postage paid envelope provided.  é

CYBEX INTERNATIONAL, INC.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.